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                             GRAY CARY WARE & FREIDENRICH

                                 M E M O R A N D U M


TO:       Integrated Sensor Solutions, Inc.

FROM:     Gray Cary Ware & Freidenrich

DATE:     February 19, 1998

RE:       Administration of Employee Stock Purchase Plan

--------------------------------------------------------------------------------

     The purpose of this memorandum is to describe some of the typical issues and requirements involved in administering the Company's Employee Stock Purchase Plan (the "Plan") that are not covered in the Plan document itself.

I.   INITIAL EMPLOYEE SUBSCRIPTION PACKAGE.

     The first offering under the Plan is scheduled to commence upon the effective date of the Company's initial public offering. Subscription packages should be distributed to eligible employees before the effective date to allow them to decide whether to participate in the Plan.

     The subscription packages should be distributed to all employees eligible to participate in the Plan and should include the following:

     -  Plan announcement letter

     -  Subscription and Withdrawal forms

     -  Questions and Answers pamphlet

Copies of these documents are enclosed. The form of Plan announcement letter enclosed is simply a suggested format which you should feel free to alter as you wish. You will probably want to print this letter on Company letterhead.

     Prior to the first purchase date under the Plan (October 31, 1998), a Form S-8 registration statement must be filed with the Securities and Exchange Commission (the "SEC") on behalf of the Company to register the sale of shares reserved for issuance pursuant to the Plan under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the registration on Form S-8, we will prepare a Prospectus for the Plan, and as discussed in Section II below, the Prospectus must be distributed to all employees eligible to participate in the Plan. However, to provide prospective participants with basic information about the Plan in an easy to understand format before the Prospectus becomes available for distribution, we have enclosed a Questions and Answers pamphlet covering the most commonly asked questions. It should be distributed as a part of the initial subscription package.

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     Please note that the sale of shares pursuant to the Plan must be registered under the Securities Act regardless of whether the shares are newly issued shares or treasury shares that the Company has repurchased on the open market.

II.  PROSPECTUS DELIVERY REQUIREMENT.

     Following the filing of the Form S-8 registration statement for the Plan, each employee eligible to participate in the Plan must be provided with:

     -  The Prospectus for the Plan.

     - Whichever of the following documents contains audited financial statements for the Company's most recently completed fiscal year:

        - The latest final prospectus filed with the SEC in connection with a public offering (e.g., the final prospectus filed in connection with the Company's initial public offering).

        -  The Company's Annual Report to Stockholders.

        -  The Company's Form 10-K filed with the SEC.

     As new employees join the Company and become eligible to participate in the Plan, you should provide them with the Plan subscription packet described in Section I above, along with the Plan Prospectus and the appropriate document containing the Company's most recent audited financial statements. You will probably also wish to continue to distribute the Questions and Answers pamphlet for the Plan. While it may not be used as a substitute for the Prospectus required by federal securities law, it answers many of the basic questions a prospective participant may have.

     If any material amendments are subsequently made to the Plan, each eligible employee must be provided with a written update to the Prospectus. The original Prospectus need not be redelivered, however, unless requested by the employee. In addition, the form of Prospectus to be provided to newly eligible employees should be revised to reflect the Plan's amended terms.

     While the Plan's Prospectus is not filed with the SEC, the Company must maintain it (and any other document forming a part of the Prospectus, such as any future Prospectus update) in a file for a period of five years after the Prospectus is last used in connection with shares offered and sold under the Plan. Upon request, the Company must provide copies of the documents comprising the Prospectus to the SEC.

III. EMPLOYEE PURCHASES AND COMPANY'S ISSUANCE OF SHARES.

     A.  NO FEDERAL INCOME TAX WITHHOLDING REQUIRED UPON PURCHASE.

         As long as the Plan qualifies under Section 423 of the Internal Revenue Code (the "Code"), Section 421 of the Code provides that Plan participants realize no taxable income on the purchase date as a result of the discount from the market price they receive by purchasing stock under the

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Plan.  Since the participants have no taxable income at the time of the purchase, the Company has no income tax withholding obligation at that time. The participant will recognize taxable income in the year shares are sold or legal title to the shares is otherwise transferred (as discussed below).

     B.  WITHHOLDING OF EMPLOYMENT TAXES UPON PURCHASE IS UNCERTAIN.

         Since, under Section 421 of the Code, the discount an employee realizes by purchasing shares under a Section 423 employee stock purchase plan is not "wages" for federal income tax purposes, many, if not most, employers do not withhold FICA and FUTA employment taxes at the time shares are purchased. Recently, however, the IRS has indicated informally and in at least one private letter ruling that it believes that FICA and FUTA withholding is required at the time shares are purchased at a discount under a Section 423 plan. The IRS bases this position on an ambiguous statement added to Section 3121(a) of the Code by the Social Security Amendments of 1983 to the effect that a statutory exclusion from "wages" for federal income tax purposes does not REQUIRE a similar exclusion from "wages" for purposes of FICA and FUTA. However, IRS private letter rulings are binding only upon the party to whom they are addressed, and federal courts have stated that without clear notice of tax withholding obligations, an employer is not required to withhold. Thus, until the IRS gives generally applicable notice that FICA and FUTA withholding is required at the time that shares are purchased at a discount under a Section 423 plan, employers should be able to take the position that such withholding is not required. If and when such formal notice is given by the IRS, employers would be required to begin withholding FICA and FUTA to the extent that the purchase price discount realized by an employee upon the purchase of shares under a Section 423 plan (along with other wages) does not exceed the respective wage bases for such employment taxes. (Note: presently, there is no cap on wages subject to the Medicare tax.)

     C.  FINANCIAL ACCOUNTING CONSEQUENCES.

         Currently, Section 423 employee stock purchase plans are generally treated as noncompensatory plans for financial accounting purposes under APB Opinion No. 25 where (1) substantially all full-time employees may participate in the plan, (2) stock is offered to eligible employees based on a uniform percentage of compensation (subject to a limit on the number of shares purchasable), (3) the time permitted for the exercise of a purchase right is limited to a reasonable period, and (4) the discount from the market price of the stock is no greater than reasonably required to interest employees in participation. The transfer of shares under a Section 423 plan meeting the above requirements does not generally REQUIRE the Company to record a compensation cost on its books for financial reporting purposes.

         Please note however, that the Emerging Issues Task Force of the Financial Accounting Standards Board has recently issued new guidance regarding the accounting treatment of additional shares that are authorized for issuance under an employee stock purchase plan. Generally, the new rule provides that under APB 25, if the Company approves a share reserve increase for the Plan and the additional shares are later purchased by participants under offerings which BEGAN prior to the date on which the stockholders approve the share reserve increase, a compensation expense may need to be recorded. Because the Plan is implemented through 24 month offerings, the potential charge could be significant. Therefore, in the event that the Company, at a subsequent date, will need to increase the share reserve of the Plan, the Company may wish to also change the offering structure to minimize the

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potential impact of such a charge (i.e. by using 6 month offerings on a prospective basis) or by adopting a new plan which begins after the date of stockholder approval.

         In addition, under Statement of Financial Accounting Standards No. 123 (October 1995) ("FAS 123"), companies that maintain employee stock purchase plans such as the Plan must elect to either (1) treat as compensation expense for financial reporting purposes certain amounts with respect to the Plan as determined under FAS 123 or (2) disclose in the footnotes to the financial statements the amounts so computed that otherwise would be recognized as a compensation expense. We recommend that you consult with your accountants regarding the accounting treatment of Plan transactions.

     D.  COMPANY'S TRANSFER AGENT SHOULD CODE SHARES ISSUED UNDER PLAN.

         Shares issued under the Plan must be identifiable as such for at least two purposes. First, as further discussed below, the Company has an obligation under Section 6039 of the Code to report certain information to an employee who transfers shares acquired under the Plan. Second, the Company is entitled to a deduction for income tax purposes equal to the amount of ordinary income recognized by a Plan participant who transfers shares in a "disqualifying disposition" (i.e., a transfer of legal title to the shares within either one year from the date of purchase of the shares or two years from the first day of the offering period in which the shares were purchased). Consequently, the Company must have a means of determining when shares issued under the Plan have been transferred by an employee or former employee. In fact, Section 6039 of the Code requires that the Company identify shares issued under the Plan in a manner adequate to carry out the reporting obligation under that section.

     In order to track shares issued under the Plan, the Company should instruct its transfer agent to assign a unique code in its record-keeping system to all certificates representing shares issued under the Plan. Upon the Company's request, the transfer agent should then be able to produce a report containing information about all Plan shares transferred during a given period. This report will enable the Company to determine how long the shares were held prior to their transfer and the information required for
Section 6039 statements. The report will also indicate possible disqualifying dispositions for which the Company may be allowed a deduction (as further discussed below). The Company should request such a report from its transfer agent no less than annually.

     If the Company desires, the transfer agent may also be able to produce the required Section 6039 statements, as well as provide tracking of disqualifying dispositions. You may wish to discuss with your transfer agent account representative the services they can provide in connection with employee stock purchase plan share tracking and reporting.

     Please note, however, that if the Company establishes an arrangement with a designated brokerage firm to have Plan shares credited to participants' brokerage accounts, as discussed below, individual stock certificates will generally not be issued to participants. In that case, the transfer agent will not be able to track and report on share transfers by individuals participating in the designated broker program because the shares allocated to participants' brokerage accounts will be held in street name. The Company will then need to arrange with the broker to obtain adequate reporting on the disposition of Plan shares by participants.

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     E.  DESIGNATED BROKER PROGRAMS.

         A number of our clients have established programs through designated brokerage firms under which shares purchased by employees under the employee stock purchase plan are credited to their brokerage account. These programs may exclude (1) employees who are executive officers subject to the reporting and "short-swing" profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (2) "affiliates" subject to Rule 144 under the Securities Act, and (3) other employees who are subject to the Company's Rule 10b-5 insider trading window policy, in order to avoid trading in Company stock by such persons without the Company's prior approval. If such employees are not excluded from the program, the Company must determine that the designated broker's internal procedures are adequate to ensure that trading activity by officers and other affiliates will be pre-cleared with the Company and will not violate securities laws.

     Under a typical program, on each purchase date under the plan the company instructs its transfer agent to issue a single certificate to the designated brokerage firm representing all shares purchased by non-excluded plan participants and advises the brokerage firm of the number of shares to be allocated to each participant. The broker maintains an account for each plan participant, which is credited with the number of shares the employee acquires on a purchase date. The employee may then instruct the broker to either sell the shares, retain the shares in the account or issue a certificate for the shares. Brokerage firms are often willing to provide the company's employees with very favorable commission rates to obtain this business. We recommend that you review any proposed designated brokerage arrangement with your accountants to verify that they will not view the program as being equivalent to a stock appreciation rights plan for which variable plan accounting treatment is required.

     F.  RECORDKEEPING.

         The Company will need to establish a recordkeeping system to administer the Plan. The system must be able to track Plan enrollments and withdrawals from an offering or from the Plan. It must account for participants' payroll deductions and refunds, the application of participant account balances to acquire shares, and the carry-over to the next offering period of amounts insufficient to purchase one additional share in the prior period. It should provide for computation of the number of shares each participant is to acquire on each purchase date. Your recordkeeping system should provide a warning to ensure that a participant does not exceed any of the limits under the Plan, such as the limit on payroll deductions to 10% of compensation, the limit on the number of shares that may be acquired in an offering, and the $25,000 per calendar year purchase limitation imposed by the Code. You will also need to track the aggregate number of shares issued under the Plan and the rate of issuance to provide sufficient lead time to obtain approval of the Board of Directors and the shareholders to increase the Plan's share reserve when necessary.

     For a plan with few participants, the recordkeeping tasks may be accomplished with a spreadsheet program. For anything beyond a small plan, commercial employee stock purchase plan administration software is available. A recent survey conducted by the National Association of Stock Plan Professionals found that 59% of respondents used vender-provided software, 33% used in-house developed software and 8% used a spreadsheet program. One of the major providers of stock plan administration software, ShareData, Inc. is located in Sunnyvale (408-746-3666).

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IV.  ANNUAL REPORTING OBLIGATIONS.

     A.  WRITTEN STATEMENT UNDER CODE SECTION 6039 DUE BY JANUARY 31.

         Section 6039 of the Code requires that the Company provide in writing certain basic information about the shares acquired under the Plan to each participant who transfers legal title to such shares during a calendar year. The information must be provided on or before January 31 of the year following the year of transfer and must include (1) the name and address of the Company, (2) the name, address and social security number of the participant, (3) the purchase date on which the shares were initially transferred to the participant, (4) the number of shares to which title has been transferred, and (5) the type of plan under which the shares were acquired (i.e., an employee stock purchase plan as defined in Section 423 of the Code). A statement is considered to have been furnished to the participant if it is mailed to the person at his or her last known address. The reporting obligation only applies on the first transfer of any given Plan shares by their owner. If the SAME shares are subsequently transferred to another person, the Company is not required to provide additional information statements. However, if the participant subsequently transfers additional shares in a subsequent calendar year, an additional statement would be required. For example, if a participant purchases 1,000 Plan shares in 1998 and sells 300 of such shares in 1998 and 200 shares in 1999, statements under
Section 6039 would be required for this participant for both 1998 (due by January 31, 1999) and 1999 (due by January 31, 2000). The IRS does not currently require companies to file a copy of the statement with the government. An example of a form of statement to be furnished in compliance with Section 6039 is enclosed.

     In order to monitor transfers of Plan shares, the Company should arrange with its transfer agent to code shares issued under the Plan with a unique symbol in its recordkeeping system (as discussed in Section III.D above).

     Section 6722 of the Code imposes a penalty of $50 on each failure to furnish a correct Section 6039 statement (up to a maximum of $100,000 per calendar year). "Failure" is defined as either (1) failure to furnish a timely statement or (2) failure to include all of the information required or inclusion of incorrect information. For intentional disregard of the reporting requirement, the penalty is $100 per failure, and the $100,000 maximum does not apply.

     B.  REPORTING UPON DISQUALIFYING DISPOSITIONS.

         A "disqualifying disposition" is a transfer of legal title to Plan shares within two years of the first day of the offering period in which the shares were purchased or within one year of the date on which the shares were purchased. For purposes of this rule, a transfer of legal title includes sales, certain exchanges and gifts, but does not include a change in title into joint tenancy or community property form or transfer to the participant's spouse. If you have any unusual share transfer situations, such as the transfer of shares to a trust, please contact us. The Company must report the ordinary income realized by a participant upon a disqualifying disposition as follows:

         - On Form W-2 as "other compensation" if the participant (or former participant) was an employee at any time during the calendar year of the disposition and the participant's ordinary income from the disposition and wages subject to withholding is $600 or more. As discussed below in greater detail, the amount

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            reported should not currently be subject to tax withholding.
            However, the IRS has indicated that it may change its position in the future.

         - On Form 1099-MISC if the participant (or former participant) was not an employee in the calendar year of the disposition, the participant's ordinary income from the disposition is $600 or more, and the information necessary to determine the amount of income is available to the Company.

     C.  FURNISHING OF STOCKHOLDER COMMUNICATIONS.

         The Company must provide to all Plan participants who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed to the Company's shareholders generally. This material must be sent to the Plan participants no later than the time it is sent to shareholders.

V.  FEDERAL TAX CONSEQUENCES OF THE PLAN.

     As long as the Plan meets all of the requirements of Section 423(b) of the Code, then the federal tax consequences to a participant who purchases shares under the Plan and to the Company are as follows:

     A.  PLAN PARTICIPATION.

         The participant will not recognize taxable income either at the beginning of an offering under the Plan or at the time of exercise of his or her purchase right on a purchase date. Instead, the participant's income tax consequences will be determined upon his or her disposition of the Plan shares. As discussed in Section III.A. above, FICA and FUTA tax obligations may arise at the time of the exercise of a purchase right under the Plan if and when the IRS publishes a generally applicable notice of such requirement.

     B.  TRANSFER OF SHARES IN QUALIFYING DISPOSITION.

         If the participant's transfer of Plan shares is a "qualifying disposition," that is, a disposition in which the holding period requirements of Section 423(a) have been satisfied, the participant will recognize ordinary income equal to the LESSER of (1) the 15% discount calculated on the first day of the offering in which the shares were acquired or (2) the difference between the fair market value of the shares on the date of disposition and their purchase price. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the participant's purchase price, the participant will have no ordinary income, and the loss is a capital loss. The holding period required for a qualifying disposition is at least one year from the date on which the participant purchased the Plan shares AND at least two years from the first day of the offering period in which the participant purchased the Plan shares.

     C.  TRANSFER OF SHARES IN A DISQUALIFYING DISPOSITION.

         If the participant's transfer of Plan shares is a "disqualifying disposition," that is, a disposition in which the holding period requirements of Section 423(a) have not been satisfied, the

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participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares at the time of purchase over the purchase price. The participant's adjusted basis in the shares will be the sum of his or her purchase price plus the amount of ordinary income recognized. Any additional gain or resulting loss recognized by the participant after deducting the adjusted basis from the sale proceeds is a capital gain or loss.

     D.  TAX CONSEQUENCES TO THE COMPANY.

         If Plan shares are transferred in a disqualifying disposition, the Company generally may take an income tax deduction for compensation expense equal to the amount of ordinary income recognized by the participant on the disqualifying disposition. In all other cases, no deduction is allowed the Company. (Please note that Section 162(m) of the Code disallows a deduction for otherwise deductible compensation paid to the chief executive officer or one of the other four highest compensated officers which is in excess of $1,000,000, unless an exception applies. Ordinary income realized by an officer under the Plan will not qualify for an exception under Section 162(m).)

     One recurring question is whether the Company is required to withhold income tax from the participant's pay at the time of a disqualifying disposition of Plan shares in order to take a compensation expense deduction.
 Based on a 1971 IRS revenue ruling, we believe that there is adequate legal authority to support the position that the Company is currently not required to withhold. This position covers FICA and FUTA withholding as well as federal income tax withholding. However, you should be aware that in recent years, the IRS has issued some private letter rulings (binding only on the parties to whom issued) denying the deductibility of compensation expense in connection with a participant's disqualifying disposition of Section 423 plan shares in the absence of income tax withholding by the employer and has threatened to modify or repeal its 1971 revenue ruling.

     As noted in Section IV.B above, the Company does have an obligation to report the ordinary income recognized by the participant upon a disqualifying disposition on Form W-2 or Form 1099-MISC, as appropriate.

VI.  SECURITIES LAW CONSIDERATIONS.

     A.  FEDERAL SECURITIES REGISTRATION.

         As with any offering of securities, there are securities law considerations which must be addressed in connection with a Section 423 plan both at the federal and state levels. Employee stock purchase plans are employee benefit plans whose shares can be registered with the SEC under the Securities Act on a Form S-8 registration statement. A Form S-8 registration statement for the Plan's initial share reserve must be filed prior to the first purchase date. Any future increase in the share reserve under the Plan must similarly be registered. A registration statement covering a share reserve increase must be filed prior to the purchase date on which any portion of the additional shares will be issued. Please keep in mind that advance shareholder approval of any share reserve increase will also be required.

     B.  STATE SECURITIES LAW REQUIREMENTS.

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         Each state has its own securities regulations governing shares offered and sold to its residents. In general, shares to be issued under the Plan to a participant must either be registered in the participant's state of residence, or must be exempt from registration. Most states, including California, provide an exemption from registration of shares that are designated for listing on the National Market System of NASDAQ (the "NASDAQ Exemption"), such as the Company's shares. Some states that do not have a NASDAQ Exemption provide an exemption for shares issuable under an employee benefit plan, and some states may not have any applicable exemption. Even if an exemption from registration is available, a state may require that an application for the exemption be filed and approved by the state's securities law department.

     Please advise us of the other states in which employees eligible to participate in the Plan reside, so that we can review the securities laws of those states to determine whether any action may be required.

     C.  FOREIGN SECURITIES AND TAX LAW REQUIREMENTS.

         If the Company wishes to permit participation in the Plan by employees of foreign subsidiary CORPORATIONS, the Board of Directors must expressly designate the foreign subsidiaries as participating companies whose employees will be eligible to participate in the Plan (note that no special designation is required if the foreign employees are employed by a branch office of the Company, and not by a separate subsidiary). In addition, the offer and sale of shares to foreign employees is likely to be subject to the foreign jurisdiction's securities laws, which may or may not require filings with the jurisdiction's securities law authorities or impose certain conditions on the operation of the Plan. Also, the tax consequences to a foreign employee participating in the Plan may be different than the tax consequences to United States employees. Please contact us if the Company wishes to permit employees of foreign subsidiary corporations to participate in the Plan.

     D.  RULE 144 COMPLIANCE FOR SALES BY AFFILIATES.

         Unless they possess material, nonpublic information about the Company, participants acquiring shares under the Plan will be free to resell such shares without restriction, except for those persons who are "affiliates" of the Company and/or are subject to Section 16 of the Exchange Act. In general, persons with the power to manage and direct the policies of the Company, relatives of such persons and trusts, estates, corporations, or other organizations controlled by any of the foregoing persons may be deemed to be "affiliates" of the Company.

     Affiliates generally will be obligated to resell their shares in compliance with Rule 144 promulgated under the Securities Act, which requires sales to be effected in "broker's transactions," as defined in Rule 144.
Rule 144 also limits the number of shares of stock which may be sold in any three-month period by an affiliate to no more than the greater of (i) 1% of the outstanding shares of the common stock of the Company or (ii) the average weekly reported trading volume in shares of the common stock of the Company during the four calendar weeks preceding the filing of the required notice on Form 144 of the proposed sale.

     Since the shares issuable under the Plan will have been registered on Form S-8 under the Securities Act, affiliates reselling Plan shares in compliance with Rule 144 are not subject to the holding period requirement of Rule 144. Affiliates will be required, nevertheless, to file three copies of a notice on Form 144 with the SEC and one copy with NASDAQ concurrently with placing an order with a broker

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to sell shares acquired under the Plan unless the aggregate amount of the
Company's securities sold by the affiliate (including the sale in question) during the preceding three months does not exceed either 500 shares or an aggregate sale price of $10,000.

     E. SECTION 16 COMPLIANCE FOR PARTICIPANTS WHO ARE EXECUTIVE OFFICERS OR DIRECTORS.

         Plan participants who are executive officers or directors of the Company ("insiders") are subject to Section 16 of the Exchange Act, which requires the recovery by the Company of any profit realized by any such corporate insider from each purchase and subsequent sale, or sale and subsequent purchase, of shares of the Company's common stock within any period of less than six months ("short-swing profit"). However, under the final Section 16 rules effective August 15, 1996, as long as the Plan continues to qualify under Section 423 of the Code, the purchase of shares under the Plan will be exempt from the short-swing profit recovery provisions of Section 16(b). Accordingly, a sale of the Company's shares (including shares acquired under the Plan) by an insider within a period of less than six months either before or after the date of purchase of shares under the Plan should not be subject to short-swing profit recovery as long as the insider does not otherwise acquire shares of the Company's stock in a non-exempt purchase within the short-swing period.

     Under the final Section 16(a) reporting rules effective August 15, 1996, purchases of shares under a Section 423 employee stock purchase plan will NO LONGER BE REPORTED AT ALL on either Form 4 or Form 5. However, shares acquired under the Plan and still held will be included in the column for "Amount of Securities Beneficially Owned" in any otherwise required Form 4 or Form 5. Insiders may choose, but are not required, to include footnote disclosure indicating the date and nature of the purchase transaction under the Plan that was not required to be reported.

      F.  RULE 10b-5 COMPLIANCE FOR PLAN PARTICIPANTS.

          As in the case of any other transaction in the Company's stock by employees or other corporate insiders, an employee acquiring shares under the Plan must refrain from selling such shares while in possession of material, nonpublic information until that information has been adequately disclosed to the public. Generally, "material" information is that which would be expected to affect the investment decisions of a reasonable investor or the market price of the stock. Because it is often difficult to determine whether undisclosed information is significant enough to cause a securities transaction which occurs prior to the information's release to violate the insider trading prohibition, the Company will adopt a trading policy for its corporate insiders to prevent inadvertent violations. Those employees subject to this policy may trade the Company's shares only during a specified window period following the Company's release of quarterly financial results (and even then only after clearance by the Company's compliance officer). Your periodic reminders to Company insiders about securities law compliance should point out that the insider trading rules apply to the sale of shares acquired under the Plan.

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March 30, 1998



To Integrated Sensor Solutions Employees:

     Re:  New Employee Stock Purchase Plan

I am pleased to announce that the Company has adopted a new Employee Stock Purchase Plan. The Plan permits you to purchase Company stock through payroll deductions at a discount of 15% off the market price on each purchase date. You are eligible to participate in the initial offering under the Plan, and if you elect to participate, payroll deductions will commence on the first pay day after APRIL 1, 1998.

Your subscription packet includes a Questions and Answers pamphlet that should help you to understand how the Plan will operate. If you choose to participate in the initial offering under the Plan, please complete the enclosed Subscription Agreement and return it to LINDA YEE no later than APRIL 9, 1998.

Sincerely,



Manher D. Naik
Chairman,
President & CEO

                       INTEGRATED SENSOR SOLUTIONS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

     1.  ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 ESTABLISHMENT. The Integrated Sensor Solutions, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Effective Date").

          1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

          1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

     2.  DEFINITIONS AND CONSTRUCTION.

          2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "COMPANY" means Integrated Sensor Solutions, Inc., a Delaware corporation, or any successor corporation thereto.

               (e) "COMPENSATION" means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

               (f) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

               (g) "EMPLOYEE" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

          (h) "FAIR MARKET VALUE" means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board. Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the initial public offering of the Stock.

               (i)  "OFFERING" means an offering of Stock as provided in
Section 6.

               (j) "OFFERING DATE" means, for any Offering, the first day of the Offering Period with respect to such Offering.

               (k) "OFFERING PERIOD" means a period established in accordance with Section 6.1.

               (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (m) "PARTICIPANT" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

               (n) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

               (o) "PARTICIPATING COMPANY GROUP" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

               (p) "PURCHASE DATE" means, for any Purchase Period, the last day of such period.

               (q) "PURCHASE PERIOD" means a period established in accordance with Section 6.2.

               (r) "PURCHASE PRICE" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with
Section 9.

               (s) "PURCHASE RIGHT" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

               (t) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (u) "SUBSCRIPTION AGREEMENT" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

               (v) "SUBSCRIPTION DATE" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

               (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3.  ADMINISTRATION.

          3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

          3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of
Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

     4.  SHARES SUBJECT TO PLAN.

          4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two hundred fifty thousand (250,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

          4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this
Section 4.2 shall be final, binding and conclusive.

     5.  ELIGIBILITY.

          5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

               (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

               (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

          5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section

5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

     6.  OFFERINGS.

          6.1 OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately twenty-four (24) months duration (an "Offering Period"); provided, however, that the first Offering Period shall commence on the Effective Date and end on April 30, 2000 (the "Initial Offering Period"). Subsequent Offerings shall commence on the first day of May and November of each year and end on the last day of the second April and October, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.
If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

          6.2  PURCHASE PERIODS.  Each Offering Period shall consist of four
(4) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board shall determine. The Purchase Period commencing on the Offering Date of the Initial Offering Period shall end on October 31, 1998. A Purchase Period commencing on or about May 1 shall end on or about the next October 31. A Purchase Period commencing on or about November 1 shall end on or about the next April 30. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

     7.  PARTICIPATION IN THE PLAN.

          7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

          7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering.

     8.  RIGHT TO PURCHASE SHARES.

          8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Fifty Thousand Dollars ($50,000) by the Fair Market Value of a share of Stock on such Offering Date or (b) five thousand (5,000) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

          8.2 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than twenty-four months, then (a) the dollar amount in Section
8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 208.33 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

          8.3 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this
Section 8.3 shall be applied in conformance with applicable regulations under
Section 423(b)(8) of the Code.

     9.  PURCHASE PRICE.

          The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

     10.  ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

          Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

          10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

          10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

          10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "Change Notice Date" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

          10.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning of the next Purchase Period the Purchase Date of which falls in the following calendar year.

          10.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

          10.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

          10.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

     11.  PURCHASE OF SHARES.

          11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

          11.2 PRO RATA ALLOCATION OF SHARES. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

          11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

          11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

          11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

          11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

          11.7 REPORTS TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

     12. WITHDRAWAL FROM OFFERING OR PLAN.

          12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

          12.2 AUTOMATIC WITHDRAWAL FROM AN OFFERING. If the Fair Market Value of a share of Stock on a Purchase Date of an Offering Period (other than the final Purchase Date of such offering) is less than the Fair Market Value of a share of Stock on the Offering Date for such Offering Period, then every Participant shall automatically be (a) withdrawn from such Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Offering Period pursuant to this Section 12.2 by delivering to the Company's designated office not later than the close of business on Offering Date new Offering Period a written notice indicating such election.

          12.3 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

     13.  TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

          Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

     14.  CHANGE IN CONTROL.

          14.1  Definitions.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

     14.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

     15.  NONTRANSFERABILITY OF PURCHASE RIGHTS.

          A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

     16.  COMPLIANCE WITH SECURITIES LAW.

          The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

     17.  RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

          A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

     18.  LEGENDS.

          The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

     19.  NOTIFICATION OF SALE OF SHARES.

          The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

     20.  NOTICES.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  INDEMNIFICATION.

          In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     22.  AMENDMENT OR TERMINATION OF THE PLAN.

          The Board may at any time amend or terminate the Plan, except that
(a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

          IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Integrated Sensor Solutions, Inc. 1997 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on August 8, 1997.

                                     -------------------------------
                                     Secretary

                           PLAN HISTORY

August 8, 1997    Board adopts the Plan, with an initial reserve of 250,000
                  shares.

October 13, 1997  Stockholders approve Plan, with an initial reserve of
                  250,000 shares.

                       INTEGRATED SENSOR SOLUTIONS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           SUBSCRIPTION AGREEMENT


NAME (Please print): _________________________________________________________
                     (Last)                 (First)                 (Middle)

/ / Original Application for the Offering Period beginning
____________________, 199__.

/ / Change in Payroll Deduction rate effective with the pay period ending ___________________, 199__.

     I hereby elect to participate in the 1997 Employee Stock Purchase Plan (the "PLAN") of Integrated Sensor Solutions, Inc. (the "COMPANY") and subscribe to purchase shares of the Company's Stock in accordance with this Subscription Agreement and the Plan.

     I hereby authorize payroll deductions in the amount of ________ percent (in whole percentages not less than 1% (unless an election to stop deductions is being made) or more than 10%) of my "COMPENSATION" on each payday throughout the "OFFERING PERIOD" in accordance with the Plan. I understand that these payroll deductions will be accumulated for the purchase of shares of Stock at the applicable purchase price determined in accordance with the Plan. I understand that, except as otherwise provided by the Plan, I will automatically purchase shares on each Purchase Date under the Plan unless I withdraw from the Plan by giving written notice on a form provided by the Company or unless my employment terminates.

     I understand that I will automatically participate in each subsequent Offering that commences immediately after the last day of an Offering in which I am participating until I withdraw from the Plan by giving written notice on a form provided by the Company or my employment terminates.

     Shares I purchase under the Plan should be issued in the name(s) set forth below. (Shares may be issued in the participant's name alone or together with the participant's spouse as community property or in joint tenancy.)

 NAME(S): _______________________________________________________________

 ADDRESS: _______________________________________________________________

 MY SOCIAL SECURITY NUMBER:  ____________________________________________

     I agree to make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, which may arise upon my purchase of shares under the Plan and/or my disposition of such shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet such withholding obligations.

     I agree that, unless otherwise permitted by the Company, until I dispose of the shares I purchased under the Plan, I will hold such shares in the name(s) entered above (and not in the name of any nominee) for at least two years from the first day of the Offering Period in which, and at least one year from the Purchase Date on which, I acquired such shares.

     I AGREE THAT I WILL NOTIFY THE CHIEF FINANCIAL OFFICER OF THE COMPANY IN WRITING WITHIN 30 DAYS AFTER ANY SALE, GIFT, TRANSFER OR OTHER DISPOSITION OF ANY KIND PRIOR TO THE END OF THE PERIODS REFERRED TO IN THE PRECEDING PARAGRAPH (A "DISQUALIFYING DISPOSITION") OF ANY SHARES I PURCHASED UNDER THE PLAN. I FURTHER AGREE THAT IF I DO NOT RESPOND WITHIN 30 DAYS OF THE DATE OF A DISQUALIFYING DISPOSITION SURVEY DELIVERED TO ME BY CERTIFIED MAIL, THE COMPANY MAY TREAT MY NONRESPONSE AS MY NOTICE TO THE COMPANY OF A DISQUALIFYING DISPOSITION AND MAY COMPUTE AND REPORT TO THE INTERNAL REVENUE SERVICE THE ORDINARY INCOME I MUST RECOGNIZE UPON SUCH DISQUALIFYING DISPOSITION.

     I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Date: _____________________  Signature:______________________________________

                       INTEGRATED SENSOR SOLUTIONS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL


NAME (Please print): _________________________________________________________
                     (Last)               (First)                (Middle)

     I hereby elect to withdraw from the Offering under Integrated Sensor Solutions, Inc. 1997 Employee Stock Purchase Plan (the "PLAN") which began on _________________________, 19____ and in which I am currently participating (the "CURRENT OFFERING").

     ELECT EITHER A OR B BELOW:

/ /  A. I elect to terminate immediately my participation in the Current
        Offering and in the Plan.

        I request that the Company cease all further payroll deductions from my Compensation under the Plan (provided that I have given sufficient notice prior to the next payday). I request that all payroll deductions credited to my account under the Plan (if any) not previously used to purchase shares under the Plan shall NOT be used to purchase shares on the next Purchase Date of the Current Offering. Instead, I request that all such amounts be paid to me as soon as practicable. I understand that this election immediately terminates my interest in the Current Offering and in the Plan.

/ / B. I elect to terminate my participation in the Current Offering and in the Plan following my purchase of shares on next Purchase Date of the Current Offering.

        I request that the Company cease all further payroll deductions from my Compensation under the Plan (provided that I have given sufficient notice prior to the next payday). I request that all payroll deductions credited to my account under the Plan (if any) not previously used to purchase shares under the Plan shall be used to purchase shares on the next Purchase Date of the Current Offering to the extent permitted by the Plan. I understand that this election will terminate my interest in the Current Offering and in the Plan immediately following such purchase. I request that any cash balance remaining in my account under the Plan after my purchase of shares be paid to me as soon as practicable.

     I understand that by making this election I am terminating my interest in the Plan and that no further payroll deductions will be made (provided that I have given sufficient notice prior to the next payday) unless I elect in accordance with the Plan to become a participant in another Offering under the Plan by filing a new Subscription Agreement with the Company.

Date:____________________________  Signature:_______________________________

THE FOLLOWING STATEMENT IS FURNISHED TO YOU IN COMPLIANCE WITH SECTION 6039 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

TO:___________________________              FROM:__________________________
                                                 (the "Company")

______________________________                    _________________________


______________________________                    _________________________


SSN:__________________________


     We have been informed by the transfer agent of the Company's common stock that on or about _________________, 199_, you transferred legal title to ______ shares of the Company's common stock (the "Shares") that were transferred to you on _______________, 199_ upon your exercise of a purchase right under the Company's 199_ Employee Stock Purchase Plan (the "Plan"). Such purchase right is an option described in section 423 of the Code.

     You purchased the Shares for a price of $_________ per share. The fair market value per share of the Company's common stock on the date you purchased the Shares was $____________. The fair market value per share of the Company's common stock on , 199_, the first day of the offering period under the Plan in which you purchased the Shares, was $___________.

     As a result of your transfer described above, you are subject to income taxation. You should keep this statement for income tax purposes. Please see your Plan prospectus for a summary of the federal income tax consequences of your transfer of the Shares.

                       INTEGRATED SENSOR SOLUTIONS, INC.


                        1997 EMPLOYEE STOCK PURCHASE PLAN



                              QUESTIONS AND ANSWERS







                          Integrated Sensor Solutions, Inc.

                                625 River Oaks Parkway

                                 San Jose, CA  95134









                                     February 1998

1. WHY HAS THE COMPANY ESTABLISHED AN EMPLOYEE STOCK PURCHASE PLAN?

   To allow employees the opportunity to acquire ownership in the Company by purchasing Company common stock through accumulated payroll deductions.

2. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

   All employees of the Company, except employees who:

         - normally work 20 hours or less per week,

         - normally work 5 months or less per year, or

         - are 5% or greater stockholders of the Company.

3. HOW DO I ENROLL IN THE PLAN?

   Generally, by completing and submitting a Subscription Agreement to the Company by the close of business on the last business day prior to commencement of an Offering.

4. HOW MAY I PURCHASE STOCK UNDER THE PLAN?

   You may only purchase stock through payroll deductions in accordance with the terms of the Plan.

5. HOW MUCH MAY I CONTRIBUTE TOWARD THE PURCHASE OF STOCK?

   You may elect to have from 1% to 10% (in whole percentages) of your "compensation" deducted from each paycheck during the Offering to purchase stock. "Compensation" for purposes of the Plan includes your base salary, commissions, bonuses, overtime, shift premiums, annual awards or other incentive payments paid in cash BEFORE any contributions to a Section 401(k) Plan or a Section 125 Cafeteria Plan. It does not include any expense reimbursements, allowances, long-term disability payments or any other compensation not paid in cash, such as compensation income you realize under the Plan or any stock option plan.

6. ARE MY CONTRIBUTIONS "PRE-TAX" DEDUCTIONS?

   No. Your contributions to the Plan do not reduce the amount of your income subject to tax.

7.  MAY I CHANGE THE AMOUNT OF MY PAYROLL DEDUCTION DURING AN OFFERING?

    Yes. You may increase, decrease or stop your contributions during an Offering by filing a new Subscription Agreement on or before the Change Notice Date established by the Company. Currently, the Change Notice Date is the seventh (7th) day before the end of the first pay period in which the new Subscription Agreement takes effect.

8.  IF I WITHDRAW FROM AN OFFERING OR THE PLAN, WHEN WILL I RECEIVE MY REFUND?

    Your contributions during the Offering will be repaid to you, without interest, as soon as practicable following receipt of your written request for withdrawal and refund on a Notice of Withdrawal form.

9.  WHAT HAPPENS IF MY EMPLOYMENT TERMINATES WHILE I AM PARTICIPATING IN THE
    PLAN?

    Your contributions during the Offering up to that time not previously used to purchase shares would be refunded to you in full, without interest, as soon as practicable following termination of your employment.

10. WHEN WILL I PURCHASE STOCK UNDER THE PLAN?

    Stock will be purchased for you on each of the four purchase dates of an Offering in which you participate. Generally, Offerings will be 24-months long (an "Offering Period"). The first Offering Period will begin on the date that the Company's initial public offering begins and will end on April 30, 2000. New 24-month Offering Periods will generally begin on May 1 and November 1 of each year.

    Each Offering Period will have four consecutive six-month "Purchase Periods", although the first Purchase Period under the initial Offering will begin on the date that the Company's initial public offering begins and end on October 31, 1998. A Purchase Period beginning on May 1 will end on or about the next October 31 and a Purchase Period beginning on November 1 will end on or about the next April 30. The last day of each Purchase Period is the purchase date for that Purchase Period.

11. HOW IS THE PURCHASE PRICE OF THE STOCK DETERMINED?

    The fair market value per share on the first day of the Offering Period is compared to the fair market value per share on the purchase date. Unless the Company's Board of Directors notifies you otherwise prior to the start of the Offering, your purchase price will be 85% of the lower of these two values.

12. HOW MANY SHARES MAY I PURCHASE?

    Generally, you will purchase the number of whole shares determined by dividing the cash balance in your Plan account on the purchase date by the purchase price. However, the maximum number of shares you may purchase in any 24-month Offering Period is the LESSER OF (a) the number of shares determined by dividing $50,000 by the fair market value per share of the Company's common stock on the first day of the Offering Period, or (b) 5,000 shares. These dollar and share limits will be prorated if an Offering Period is of a duration other than 24 months.

13. IF THERE IS ANY MONEY REMAINING IN MY ACCOUNT AFTER MY STOCK IS PURCHASED, WHAT HAPPENS TO THE EXTRA MONEY?

    Any excess funds in your account will be refunded to you, without interest, as soon as practicable after the purchase date. However, if the excess cash represents only the amount which was not enough to purchase another whole share on the purchase date, the excess cash will be carried over to the next Purchase Period or Offering Period.

14. WILL I RECEIVE A STOCK CERTIFICATE?

    Yes. You will receive a stock certificate as soon as practicable after the end of each Purchase Period. However, the Company may establish a program through which the shares you purchase will be credited to an account in your name with a designated brokerage firm. (See Q&A 16 below.)

15. WHEN MAY I SELL MY STOCK?

    You may generally sell shares any time after the purchase date.

16. HOW DO I SELL MY STOCK?

    You may sell your stock through any stockbroker and pay a standard brokerage commission on the sale. The Company may establish a program through a brokerage firm designated by the Company in which shares you purchase under the Plan are credited directly to an account in your name. If the Company establishes such a program, you would then be able to direct the designated broker as to the disposition of your shares.

17. IF I MAKE A PROFIT ON THE SALE OF MY STOCK, IS THE PROFIT TAXABLE INCOME?

    Yes. Profit you make on the sale of your stock will be taxed in the year of sale. The Company may be required to withhold tax on your profit from your subsequent pay, but if it is not required to withhold, you will be responsible for paying the tax yourself when you file your tax return.

18. WHAT HAPPENS TO THE MONEY ACCUMULATED UNDER THE PLAN IF I DIE?

    In the event of your death, any money accumulated in your name under the Plan not previously used to purchase shares would be paid to your legal representative.

19. IF I SIGNED UP TO PARTICIPATE DURING THE PREVIOUS OFFERING PERIOD, WILL MY PARTICIPATION AUTOMATICALLY CONTINUE OR MUST I SIGN UP AGAIN?

    Enrollment is continuous. Your participation will continue into future Offering Periods at the same rate of payroll deduction until you change it by filing a new Subscription Agreement or terminate your participation by filing a Notice of Withdrawal.

20. IF I DID NOT PARTICIPATE IN THE LAST OFFERING OR WITHDREW DURING THE OFFERING PERIOD, MAY I NOW SIGN UP FOR THE COMING OFFERING PERIOD?

    Yes. As long as you remain eligible, you may participate in the next Offering Period by completing a Subscription Agreement. However, you may not enroll in an Offering which is already in progress or from which you previously withdrew.



    THESE QUESTIONS AND ANSWERS DO NOT ALTER OR REPLACE ANY PART OF THE PLAN. THE COMPLETE PLAN DOCUMENT, WHICH YOU MAY OBTAIN FROM THE COMPANY, GOVERNS THE OPERATION OF THE PLAN.